As filed with the Securities and Exchange Commission on July 25, 2001
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                           R.H. DONNELLEY CORPORATION
               (Exact name of issuer as specified in its charter)
                (Formerly named The Dun & Bradstreet Corporation)

          Delaware                           2741              13-2740040
(State or other jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
     of incorporation           Classification Code Number)  Identification No.)
      or organization)

                             One Manhattanville Road
                            Purchase, New York 10577
                                 (914) 933-6400
                    (Address of principal executive offices)

                             -----------------------

                           R.H. DONNELLEY CORPORATION
                       2001 STOCK AWARD AND INCENTIVE PLAN
                            (Full title of the plan)

                             -----------------------

                              Robert J. Bush, Esq.
             Vice President, General Counsel and Corporate Secretary
                           R.H. Donnelley Corporation
                             One Manhattanville Road
                            Purchase, New York 10577

                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (914) 933-6400

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

                                                                    Proposed            Proposed
                                                  Amount             Maximum            Maximum           Amount of
            Title Of Securities                    to be         Offering Price    Aggregate Offering    Registration
             to be Registered                   Registered        Per Share($)          Price($)            Fee($)
             ----------------                   ----------        ------------     ------------------    ------------
Common Stock (par value $1.00 per share)
     Shares not previously registered......    4,000,000 (1)       $30.51(2)         $122,040,000(2)     $30,510.00(2)
     Shares registered under prior plans...         (1)              N/A(3)              N/A(3)             N/A(3)

--------------------
(1) Plus an indeterminate number of additional shares which may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Includes rights to purchase the Registrant's Series B Participating Cumulative Preferred Stock, issuable pursuant to the Rights Agreement dated as of October 27, 1998 between the Registrant and The Bank of New York, as successor to First Chicago Trust Company of New York, as Rights Agent, as may be amended from time to time. Shares of the Registrant's Common Stock to be offered or sold under the R.H. Donnelley 2001 Stock Award and Incentive Plan (the "2001 Plan") include (i) 4,000,000 shares which have not been previously registered and (ii) 2,136,674 shares which were previously registered for offer or sale under the R.H. Donnelley Corporation 1991 Key Employees' Stock Option Plan, as amended and restated (Registration No. 333-75541), the R.H. Donnelley Corporation 1998 Directors' Stock Plan (Registration No. 333-75539) and the R.H. Donnelley Key Employees Performance Unit Plan (Registration No. 333-46615) (the "PUP Plan") (collectively, the "Prior Plans") and which may be offered or sold under the 2001 Plan (the "Carried Forward Shares"). The Carried Forward Shares are shares of the Registrant's Common Stock that have not been issued and are not subject to issuance upon outstanding awards under the Prior Plans; provided, however, that in connection with the PUP Plan, certain of these Carried Forward Shares may be used to satisfy outstanding awards under the PUP Plan upon vesting of such awards. The 2001 Plan permits the offer or sale of up to 10% of the number of shares of the Registrant's Common Stock issued or delivered by the Registrant during the term of the 2001 Plan other than issuances or deliveries under the 2001 Plan or another incentive compensation plan of the Registrant; however, such shares are not included in this Registration Statement.
(2) Estimated solely for purposes of calculating the registration fee under Rules 457(h) and 457(c). The proposed maximum offering price per share with respect to shares issuable under the 2001 Plan as of the filing date hereof is based upon the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on July 24, 2001.
(3) The Carried Forward Shares were previously registered; therefore, no filing fee with respect to those shares is required (Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8).

           This Registration Statement Includes a Total of 8 Pages.
                            Exhibit Index on Page 8.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not required to be included in this Registration Statement pursuant to the introductory note to Part I on Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     R.H. Donnelley Corporation, formerly The Dun & Bradstreet Corporation (the "Registrant"), hereby files this Registration Statement on Form S-8 (this "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register shares of the Registrant's Common Stock, par value $1.00 per share ("Common Stock"), for issuance pursuant to the R.H. Donnelley Corporation 2001 Stock Award and Incentive Plan (the "2001 Plan").

             ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "1934 Act"), (Commission 1934 Act File Number 001-07155) are incorporated by reference herein:

      (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

      (2) Registrant's Current Report on Form 8-K dated January 11, 2001.

      (3) Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2001.

      (4) All other reports filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof (and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold).

      (5) The description of the Registrant's Common Stock contained in the following documents: the Registrant's Registration Statement on Form S-3 (Registration No. 33-10462) dated November 28, 1986 and the Registrant's Registration Statement on Form 8-A filed on November 5, 1998 with respect to a rights plan adopted by the Registrant on October 27, 1998, in each case including any amendment thereto or report filed for the purpose of updating such description.

     Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                        ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

                 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

                ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware law.

     Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware law.

     Reference is made to Section 3(c) of the 2001 Plan, which provides that the Committee (as defined in the 2001 Plan) and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Registrant or a subsidiary or affiliate, the Registrant's independent auditors, consultants or any other agents assisting in the administration of the 2001 Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Registrant or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the 2001 Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Registrant with respect to any such action or determination.

     In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.

                   ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

                                ITEM 8. EXHIBITS

EXHIBIT
NUMBER   EXHIBIT

4.01...  Certificate of Incorporation of the Registrant
         (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the three months ended
         March 31, 1999, Commission File No. 001-07155).*

4.02...  Amended and Restated Bylaws of the Registrant
         (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the three months ended
         March 31, 1999, Commission File No. 001-07155).*

4.03... Rights Agreement, dated as of October 27, 1998 between the Registrant and First Chicago Trust Company of New York, as rights agent, (incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on November 5, 1998, Registration No. 001-07155).*

4.04...  Amendment No. 1 to Rights Agreement dated as of February
         26, 2001 by and among the Registrant, First Chicago Trust
         Company of New York, as initial rights agent, and The Bank of New York, as successor rights agent, (incorporated by reference to Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, Commission File No. 001-07155).*

5.01...  Opinion of Davis Polk & Wardwell.

23.01..  Consent of Independent Public Accountants - PricewaterhouseCoopers LLP.

23.02..  Consent of Independent Public Accountants - PricewaterhouseCoopers LLP.

23.03.. Consent of Davis Polk & Wardwell (included in their opinion filed as Exhibit 5.01).

24.01.. Powers of Attorney (included on the signature page of this Registration Statement).

99.01.. R.H. Donnelley Corporation 2001 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.40 to the Quarterly Report on Form 10-Q for the three months ended
         March 31, 2001, Commission File No. 001-07155).*

99.02..  R.H. Donnelley Corporation Non-Qualified Stock Option Form
         Agreement.

99.03..  R.H. Donnelley Corporation Annual Incentive Program Form
         Award.

99.04.. R.H. Donnelley Corporation Key Employees' Performance Unit Program Form Award.
-------------------

* Incorporated by reference.

                              ITEM 9. UNDERTAKINGS

      (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable, each filing of the 2001 Plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Purchase, State of New York, on this 25th day of July, 2001.


                                        R.H. DONNELLEY CORPORATION


                                        By  /s/ Robert J. Bush
                                            ------------------
                                             Robert J. Bush
                                             Vice President, General Counsel and
                                             Corporate Secretary


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Frank R. Noonan, Philip C. Danford and Robert J. Bush and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable R.H. Donnelley Corporation to comply with the Securities Act of 1933, as amended (the "1933 Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this Registration Statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.




/s/  Frank R. Noonan               Chairman of the Board and Chief Executive         July 25, 2001
-----------------------------      Officer
     Frank R. Noonan

/s/  Philip C. Danford             Senior Vice President and Chief Financial         July 25, 2001
-----------------------------      Officer
     Philip C. Danford

/s/  William C. Drexler            Vice President and Controller                     July 25, 2001
-----------------------------
     William C. Drexler

/s/  Diane P. Baker                Director                                          July 25, 2001
-----------------------------
     Diane P. Baker

/s/  Kenneth G. Campbell           Director                                          July 25, 2001
-----------------------------
     Kenneth G. Campbell

/s/  William G. Jacobi             Director                                          July 25, 2001
-----------------------------
     William G. Jacobi

/s/  Robert Kamerschen             Director                                          July 25, 2001
-----------------------------
     Robert Kamerschen

/s/  Peter J. McDonald             Director                                          July 25, 2001
-----------------------------
     Peter J. McDonald

/s/  Carol J. Parry                Director                                          July 25, 2001
-----------------------------
     Carol J. Parry


/s/  Barry Lawson Williams         Director                                          July 25, 2001
-----------------------------
     Barry Lawson Williams

                                INDEX TO EXHIBITS

Exhibit
 Number  Exhibit

  4.01 Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the three months ended March 31, 1999, Commission File No. 001-07155).*

  4.02 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the three months ended March 31, 1999, Commission File No. 001-07155).*

  4.03 Rights Agreement, dated as of October 27, 1998 between the Registrant and First Chicago Trust Company of New York, as rights agent, (incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on November 5, 1998, Registration No. 001-07155).*

  4.04   Amendment No. 1 to Rights Agreement dated as of February 26,
         2001 by and among the Registrant, First Chicago Trust
         Company of New York, as initial rights agent, and The Bank of New York, as successor rights agent, (incorporated by reference to Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, Commission File No. 001-07155).*

  5.01   Opinion of Davis Polk & Wardwell.

 23.01   Consent of Independent Public Accountants - PricewaterhouseCoopers LLP.

 23.02   Consent of Independent Public Accountants - PricewaterhouseCoopers LLP.

 23.03 Consent of Davis Polk & Wardwell (included in their opinion filed as Exhibit 5.01).

 24.01 Powers of Attorney (included on the signature page of this Registration Statement).

 99.01 R.H. Donnelley Corporation 2001 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.40 to the Quarterly Report on Form 10-Q for the three months ended
         March 31, 2001, Commission File No. 001- 07155).*

 99.02   R.H. Donnelley Corporation Non-Qualified Stock Option Form
         Agreement.

 99.03   R.H. Donnelley Corporation Annual Incentive Program Form
         Award.

 99.04 R.H. Donnelley Corporation Key Employees' Performance Unit Program Form Award.

-------------------
* Incorporated by reference.